NORTH WEST FARMS, INC.

                                    By-Laws

ARTICLE I MEETINGS OF STOCKHOLDERS

     1. Stockholders meetings shall be held in the office of the Corporation, at Monterey, CA, or at such other place or places as the directors shall from time to time determine.

     2. The annual meeting of the Stockholders of this Corporation shall be held at 9 A.M., on the 13th day of February of each year beginning in 1987, at which time there shall be elected by the Stockholders of the Corporation a Board of Directors for the ensuing year, and the Stockholders shall transact such other business as shall properly come before them.

     3. A notice setting out the time and place of such annual meeting shall be mailed postage prepaid to each of the Stockholders of record, at his address and as the same appears on the stock book of the company, or if no such address appears, at his last known place of business, at least ten (10) days prior to the annual meeting.

     4. If a quorum is not present at the annual meeting, the Stockholders present, in person or by proxy, may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be mailed, postage prepaid, to each Stockholder of record at least ten (10) days before such date to which the meeting was adjourned; but if a quorum is present, they may adjourn from day to day as they see fit, and no notice of such adjournment need be given.

     5. Special meetings of the Stockholders may be called at any time by the President; by all of the Directors provided there are no more than three, or if more than three, by any three Directors; or by the holder of a majority share of the capital stock of the Corporation. The Secretary shall send a notice of such called meeting to each Stockholder of record at least ten (10) days before such meeting, and such notice shall state the time and place of the meeting, and the object thereof. No business shall be transacted at a special meeting except as stated in the notice to the Stockholders, unless by unamimous consent of all the Stockholders present, either in person or by proxy, all such stock being represented at the meeting.

     6. A majority of the stock issued and outstanding, either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the Stockholders.

     7. Each Stockholder shall be entitled to one vote for each share of stock in his own name on the books of the company, whether represented in person or by proxy.

     8. All proxies shall be in writing and signed.

     9. The following order of business shall be observed at all meetings of the Stockholders so far as is practicable:

     a.   Call the roll;

     b. Reading, correcting, and approving of the minutes of the previous meeting;

     c.   Reports of Officers;

     d.   Reports of Committees;

     e.   Election of Directors;

     f.   Unfinished business; and

     g.   New business.

ARTICLE II STOCK


     1. Certificates of stock shall be in a form adopted by the Board of Directors and shall be signed by the President and Secretary of the Corporation.

     2. All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby, with the number of shares and the date of issue shall be entered on the company's books.

     3. All certificates of stock fransferred by endorsement thereon shall be surrendered by cancellation and new certificates issued to the purchaser or assignee.

ARTICLE III DIRECTORS

     1. A Board of Directors, consisting of at least one (1) person shall be chosen annually by the Stockholders at their meeting to manage the affairs of the company. The Directors' term of office shall be one year, and Directors may be re-elected for successive annual terms.

     2. Vacancies on the Board of Directors by reason of death, resignation or other causes shall be filled by the remaining Director or Directors choosing a Director or Directors to till the unexpired term.

     3. Regular meetings of the Board of Directors shall be held at 9 A.M., on the 13th day of January of each year beginning in 1987 at the office of the company at Monterey, CA., or at such other time or place as the Board of Directors shall by resolution appoint; special meetings may be called by the President or any Director giving ten (10) days notice to each Director. Special meetings may also be called by execution of the appropriate waiver of notice and call when executed by a majority of the Directors of the company. A majority of the Directors shall constitute a quorum.

     4. The Directors have the general management and control of the business and affairs of the company and shall exercise all the powers that may be exercised or performed by the Corporation, under the statutes, the Articles of Incorporation, and the By-Laws. Such management will be by equal vote of each member of the Board of Directors with each board member having an equal vote.

     5. A resolution, in writing, signed by all or a majority of the members of the Board of Directors, shall constitute action by the Board of Directors to effect therein expressed, with the same force and effect as though such resolution has been passed at a duly convened meeting; and it shall be the duty of the Secretary to record every such resolution in the Minute Book of the Corporation under its proper date.

ARTICLE IV OFFICERS


     1. The officers of this company shall consist of: a President, one or more Vice President(s), Secretary, Treasurer, Resident Agent, and such other officers as shall, from time to time, be elected or appointed by the Board of Directors.

     2. The PRESIDENT shall preside at all meetings of the Directors and the Stockholders and shall have general charge and control over the affairs of the Corporation subject to the Board of Directors end shall perform all such other duties as are incident to his office or are required by him by the Board of Directors.

     3. The VICE PRESIDENT shall exercise the functions of the President during the absence or disability of the President and shall have such powers and such duties as may be assigned to him from time to time by the Board of Directors.

     4. The SECRETARY shall issue notices for all meetings as required by the By-Laws, shall keep a record of the minutes of the proceedings of the meetings of the Stockholders and Directors, shall have charge of the corporate books, and shall make such reports and perform such other duties ads are incident to his office, or properly required of him by the Board of Directors. He shall be responsible that the corporation complies with Washington State Corporation laws and maintains any and all amendments or changes to the By-Laws of the Corporation. He will maintain a current statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete Post Office address, including street and number, if any, where such stock ledger or duplicate stock ledger specified in the section kept.

     5. The TREASURER shall have the custody of all monies and securities of the Corporation and shall keep regular books of account. He shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board of Directors, making proper vouchers for such disbursements and shall render to the Board of Directors, from time to time, as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall perform all duties incident to his office or which are properly required of him by the Board of Directors~

     6. The RESIDENT AGENT shall be in charge of the Corporation's registered office in the State of CA. upon whom process against the Corporation may be served and shall perform all duties required of him by statute.

     7. The salaries of all offices shall be fixed by the Board of Directors and may be changed from time to time by a majority vote of the board.

     8. Each such officer shall serve for a term of one (1) year or until their successors are chosen and qualified. Officers may be re-elected or appointed for successive annual terms.

     9. The Board of Directors may appoint such other officers and agents, as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to dine by the Board of Directors.

ARTICLE V INDEMNIFICATION 0F OFFICERS AND DIRECTORS

     1. The Corporation shall indemnify any and all of its Directors and Officers, and its former Directors and Officers, or any person who may have served at the Corporations request as a. Director or Officer of another Corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Director(s) or Officer(s) of the Corporation, or of such other Corporation, except, in relation to matters as to which any such director or officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of Stockholders or otherwise.

ARTICLE VI AMENDMENTS

     1. Any of these By-Laws may be amended by a majority vote of the Stockholders at any meeting or at any special meeting called for that purpose.

     2. The Board of Directors may amend the By-Laws or adopt additional By-Laws, but shall not alter or repeal any By-Law adopted by the Stockholders of the company.


                             CERTIFIED TO BE THE BY-LAWS OF;
                                 NORTH WEST FARMS, INC.

                            BY: /s/ [ILLEGIBLE]
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